Consent of Independent Certified Public Accountants
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Meadow Valley Corporation
Phoenix, Arizona

We hereby consent to use in the Registration Statement on Form S-8 of our report dated February 19, 1998, relating to the consolidated financial statements of Meadow Valley Corporation for the years ended December 31, 1997 which is incorporated by reference in that registration statement.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                              BDO SEIDMAN, LLP

Los Angeles, California
August 31, 1998